Exhibit 10.1

EXECUTION VERSION

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of October, 2014, by and among AWilhelmsen AS, Enterprise Number 930 727 059, a Norwegian corporation (the “Seller”), and Royal Caribbean Cruises Ltd., a Liberian corporation (the “Purchaser”).

RECITALS

WHEREAS, subject to completion by the Seller of the sale of up to 3,500,000 shares of Common Stock, par value $0.01 per share, of the Purchaser (the “Common Stock”) in a single block sale to a third-party financial institution under Rule 144 (the “Secondary Sale”), the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, a number of shares of Common Stock equal to the amount sold in the Secondary Sale (the “Repurchase Shares”), on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

WHEREAS, the disinterested members of the board of directors of the Purchaser have (i) received and reviewed all information they deemed necessary or appropriate in considering the Repurchase Transaction, (ii) concluded that it is in the best interests of the Purchaser to enter into the Repurchase Transaction in accordance with this Agreement and (iii) approved the Repurchase Transaction and related transactions that may be required in connection with the Repurchase Transaction.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF REPURCHASE SHARES

Section 1.1   Purchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Repurchase Shares. The purchase price for each Repurchase Share shall be equal to the price per share paid by the buyer to the Seller in the Secondary Sale without giving effect to any commission or other discount (the “Purchase Price”).

Section 1.2   Closing. The closing of the Repurchase Transaction (the “Closing”) will take place at the Purchaser’s offices in Miami, Florida on a date following three business days’ written notice from the date of the Secondary Sale given to the Purchaser by the Seller (the “Closing Date”). At the Closing, (a) the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller’s right, title and interest in and to the Repurchase Shares (including delivery by electronic book entry form through the facilities of the Depository Trust Company), together with all documentation reasonably necessary to transfer to Purchaser right, title and interest in and to the Repurchase Shares and (b) the Purchaser shall pay to the Seller the aggregate Purchase Price in respect of the Repurchase Shares in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser.

Section 1.3   Conditions. The obligations of each party to consummate the Repurchase Transaction and to effectuate the Closing are subject to the completion of the Secondary Sale.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Purchaser as to itself, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 2.1   Power; Authorization and Enforceability.

(a)           The Seller is a Norwegian corporation duly formed, validly existing and in good standing under the laws of Norway and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including the Repurchase Transaction and the Secondary Sale (the “Transactions”). All consents, orders, approvals and other authorizations, whether governmental, corporate or otherwise, necessary for such execution, delivery and performance by the Seller of this Agreement and the Transactions have been obtained and are in full force and effect.

(b)           This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.2   No Conflicts. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the Transactions does not and will not constitute or result in a breach, violation or default under (i) any agreement or instrument, whether written or oral, express or implied, to which the Seller is a party, (ii) the Seller’s Articles of Association or (iii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Seller, except, in each case, as would not reasonably be expected to have a material adverse effect upon the ability of the Seller to consummate the Transactions and perform its obligations under this Agreement.

Section 2.3   Title to Repurchase Shares. The Seller is the sole legal and beneficial owner of and has good and valid title to the Repurchase Shares and upon delivery to the Purchaser of the Repurchase Shares to be sold by the Seller to the Purchaser, against payment made pursuant to this Agreement, good and valid title to such Repurchase Shares, free and clear of any lien, pledge, charge, security interest, mortgage, or other encumbrance or adverse claim, will pass to the Purchaser.

Section 2.4   Sophistication of Seller. The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase Transaction. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Transaction and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Purchaser as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection the Repurchase Transaction. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Purchaser, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

Section 2.5   Filings. The Seller will make all necessary filings required under federal and state securities laws and regulations or any other applicable laws or regulations in connection with the Repurchase Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 3.1   Power; Authorization and Enforceability.

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the Business Corporation Act of Liberia and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby. All consents, orders, approvals and other authorizations, whether governmental, corporate or otherwise, necessary for such execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.

(b)           This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2   No Conflicts. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not constitute or result in a breach, violation or default under (i) any agreement or instrument, whether written or oral, express or implied, to which the Purchaser is a party, (ii) the Purchaser’s certificate of incorporation or bylaws or (iii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser, except, in each case, as would not reasonably be expected to have a material adverse effect upon the ability of Purchaser to consummate the Repurchase Transaction and perform its obligations under this Agreement.

Section 3.3   Sophistication of Purchaser. Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase Transaction. Purchaser is an informed and sophisticated party and has engaged, to the extent Purchaser deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Purchaser acknowledges that Purchaser has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Seller, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of Purchaser in this Agreement.

Section 3.4   Opinion. The Purchaser or its counsel will deliver an opinion to the Purchaser's transfer agent that the shares of Common Stock to be sold in the Secondary Sale are freely transferable under any applicable federal securities laws and regulations.

Section 3.5   Secondary Sale Press Release. Promptly following notice from the Seller that the pricing of the Secondary Sale has been completed and a broker has been selected, the Purchaser will issue the pricing date press release in a form mutually agreed by the Seller and the Purchaser.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1   Notice. All notices, requests, certificates and other communications to any party hereunder shall be in writing and given to each other party hereto and shall be deemed given or made (i) as of the date delivered, if delivered personally, (ii) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail (iii) three business days after being mailed by registered or certified mail (postage prepaid, return receipt requested); or (iv) one business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1).

If delivered to the Purchaser, to:

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, FL 33132

Attention: Bradley Stein, General Counsel
Facsimile No.: 305-539-6631
Email: bstein@rccl.com

with a copy to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor,
New York, NY 10022

Attention: Valerie Ford Jacob
Facsimile No.: +1 646 521 5726
Email: valerie.jacob@freshfields.com

if to the Seller, to:

Awilhelmsen AS
Beddingen 8 Aker Brygge
0250
Oslo
Norway

Attention: Eric Jacobs
Email: ejacobs@awilhelmsen.no

with a copy to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank St
Canary Wharf
London, E14 5DS

Attention: Scott V. Simpson
Facsimile No.: +44 20 75197070
Email:  Scott.Simpson@skadden.com

Section 4.2   Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 4.3   Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4.3 shall be null and void.

Section 4.4   Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic mail transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or electronic transmission shall be considered original executed counterparts for purposes of this Section 4.4.

Section 4.5   Forum Selection, Consent to Jurisdiction and Governing Law. THE SELLER AND THE PURCHASER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT AND IRREVOCABLY AGREE, TO THE FULLEST EXTENT PERMITTED BY LAW, TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE SELLER AND THE PURCHASER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE SELLER AND THE PURCHASER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION. TO THE EXTENT THAT THE SELLER AND THE PURCHASER HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEMSELVES OR THEIR PROPERTY, THE SELLER AND THE PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 4.6   Service of Process. The Seller shall at all times maintain an agent for service of process in the State of New York for proceedings based on, or arising out of, under or in connection with this Agreement. Such agent shall be CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011. Any notice of legal process, writ or judgment shall be sufficiently served on a party with an address outside of the State of New York if delivered to such agent at its address.  The Seller irrevocably undertakes not to revoke the authority of the above agent except by mutual written consent of each party.

Section 4.7   No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

Section 4.8   Amendments; Waivers. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.9   Further Assurances. Each party hereto shall use its reasonable best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.10   Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.11   Termination. This Agreement may be terminated and the Repurchase Transaction abandoned at any time prior to the Closing (a) by mutual written consent of each party, (b) by either party if the pricing of the Secondary Sale has not been agreed by 5:00 p.m. EST on November 6, 2014 or (c) by either party if the Secondary Sale has not been completed by 5:00 p.m. EST on November 11, 2014.

Section 4.12   Expenses.  Each of the Purchaser and the Seller shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

Royal Caribbean Cruises Ltd.

By:  /s/ Jason T. Liberty

Name:  Jason T. Liberty
Title:  Senior Vice President, Chief Financial Officer

THE SELLER:

Awilhelmsen AS

By:  /s/ Sigurd Thorvildsen

Name:  Sigurd Thorvildsen
Title:  Chief Executive Officer

[Signature Page to Share Repurchase Agreement]